UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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ACCESS INTEGRATED TECHNOLOGIES, INC.
(Name of Registrant As Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

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ACCESS INTEGRATED TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 4, 2008

Dear Fellow Stockholders:

We invite you to attend the 2008 Annual Meeting of Stockholders of Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), which will be held on September 4, 2008, at 2:00 p.m., local time (the “Annual Meeting”), at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 29th Floor, New York, New York 10178.  At the Annual Meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect eight (8) members of the Company’s Board of Directors to serve until the 2009 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

2.	To amend the Company’s Fourth Amended and Restated Certificate of Incorporation to designate as Class A all authorized common stock that is not currently designated as either Class A or Class B.

3.	To increase the number of shares of Class A Common Stock authorized to be issued in payment of interest under the Company’s 2007 Senior Notes.

4.
To amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder from 2,200,000 to 3,700,000.

5.	To ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2009.

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 18, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT.  WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY.  RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.  IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT.  PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

BY ORDER OF THE BOARD OF DIRECTORS

A. Dale Mayo
President, Chief Executive Officer and
Chairman of the Board of Directors

Morristown, New Jersey
Date:  July __, 2008

ACCESS INTEGRATED TECHNOLOGIES, INC.
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960
_________________________________

PROXY STATEMENT
_________________________________

2008 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 4, 2008

GENERAL

This Proxy Statement is being furnished to the stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).  The proxies are for use at the 2008 Annual Meeting of Stockholders of the Company to be held on Thursday, September 4, 2008, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, 29th Floor, New York, New York 10178.  The Company’s telephone number is (973) 290-0080.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked).  You may revoke your proxy at any time before the proxy is exercised by delivering to the Company’s Secretary, Mr. Gary Loffredo, a written revocation or a duly executed proxy bearing a later date.  You may also revoke your proxy by attending the Annual Meeting and voting in person.

The shares represented by your proxy will be voted as indicated on your properly executed proxy.  If no directions are given on the proxy, the shares represented by your proxy will be voted:

•	FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees.

•
FOR amending the Company’s Fourth Amended and Restated Certificate of Incorporation to designate as Class A all authorized common stock that is not currently designated as either Class A or Class B, (Proposal No. 2), unless you designate otherwise.

•	FOR increasing the number of shares of Class A Common Stock authorized to be issued in payment of interest under the Company’s 2007 Senior Notes, (Proposal No. 3), unless you designate otherwise.

•
FOR amending the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder from 2,200,000 to 3,700,000, (Proposal No. 4), unless you designate otherwise.

•	FOR ratifying the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2009 (Proposal No. 5), unless you designate otherwise.

The Company knows of no other matters to be submitted to the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about July __, 2008.

VOTING SECURITIES

Stockholders of record at the close of business on July 18, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, (a) ___________ shares of the Company’s Class A Common Stock, $0.001 par value (“Class A Common Stock”), were issued and outstanding and (b) 733,811 shares of the Company’s Class B Common Stock, $0.001 par value (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), were issued and outstanding.

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date.  Each holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock held as of the Record Date.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.  Stockholders do not have cumulative voting rights in the election of directors.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.  If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum.  Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.  Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

The Company currently intends to hold its 2009 Annual Meeting of Stockholders on or about September 4, 2009.  In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2009 Annual Meeting of Stockholders, such stockholder proposal must be received by the Company no later than March __, 2009.  Any such stockholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, as per Rule 14a-8(d) of the Exchange Act.  Any such stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company’s 2009 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Exchange Act if received by the Company after June __, 2009.  All stockholder proposals must be made in writing addressed to the Company’s Secretary, Mr. Loffredo, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, Mr. Loffredo, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.  Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law and the Company’s Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, e-mail or facsimile.  The cost of soliciting proxies will be borne by the Company.  The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports.  “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family.  This procedure would reduce the volume of duplicate information stockholders receive and would also reduce a company’s printing and mailing costs.  The Company will promptly deliver an additional copy of either document to any stockholder who writes or calls the Company at the following address or phone number: Investor Relations, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, (973) 290-0080.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors.  All eight of the current members of the Board have been nominated for re-election.  Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected.  At the Annual Meeting directors will be elected to serve one-year terms expiring at the next annual meeting of stockholders or until successors are elected or until earlier resignation or removal.

The directors shall be elected by a plurality of the Votes Cast at the Annual Meeting.  A “plurality” means that the individuals who receive the largest number of Votes Cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting.  If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.

Certain information about the nominees to the Company’s Board is set forth below.

A. Dale Mayo, 67, is a co-founder of the Company and has been President, Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Chairman”) since the Company’s inception in March 2000.  From December 1998 to January 2000, he had been the President and CEO of Cablevision Cinemas, LLC (“Cablevision Cinemas”).  In December 1994, Mr. Mayo co-founded Clearview Cinema Group, Inc. (“Clearview Cinema”), which was sold to Cablevision Cinemas in 1998.  Mr. Mayo was also the founder, Chairman and CEO of Clearview Leasing Corporation, a lessor of computer peripherals and telecommunications equipment founded in 1976.  Mr. Mayo began his career as a computer salesman with IBM in 1965.

Kevin J. Farrell, 47, is a co-founder of the Company and a member of the Board since the Company’s inception in March 2000 and the Company’s Senior Vice President (“SVP”) – Facilities since March 2006.  From March 2000 to February 2006, he had been the Company’s SVP - Data Center Operations.  From December 1998 to March 2000, he had served as Director of Operations of Gateway Colocation, LLC, of which he was also a co-founder, where he was responsible for the completion of 80,000 square feet of carrier neutral colocation space and supervised infrastructure build-out, tenant installations and daily operations.  Prior to joining Gateway, Mr. Farrell had served, from 1993 to 1998, as Building Superintendent and Director of Facility Maintenance at the Newport Financial Center in Jersey City, NJ.  He is a former officer of the International Union of Operating Engineers.

Gary S. Loffredo, 43, has been the Company’s SVP -- Business Affairs, General Counsel and Secretary, and a member of the Board since September 2000.  From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas.  At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts.  He was also significantly involved in the business evaluation of Cablevision Cinemas’ transactional work, including site selection and analysis, negotiation and new theater construction oversight.  Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

Wayne L. Clevenger, 65, has been a member of the Board since October 2001.  He has more than 20 years of private equity investment experience.  He has been a Managing Director of MidMark Equity Partners II, L.P.  (“MidMark”), a private equity fund, since 1989.  Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited.  Mr. Clevenger served as a director of Clearview Cinema from May 1996 to December 1998.

Gerald C. Crotty, 56, has been a member of the Board since August 2002.  Mr. Crotty has served as President of Weichert Enterprise LLC, a private equity investment firm since 2001.  He previously served as Chairman of Excelsior Ventures Management LLC from 1999 to 2001.  From 1991 to 1998, he held various executive positions with ITT Corporation and its affiliates, including President and Chief Operating Officer of ITT Consumer Financial Corporation and Chairman, President and Chief Executive Officer of ITT Information Services.  Mr. Crotty also serves as a director of AXA Premier VIP Trust and Jones Apparel Group, Inc.

Robert Davidoff, 81, has been a member of the Board since July 2000.  Since 1990, Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc. (“Carl Marks”) and, since 1989, the General Partner of CMNY Capital II, L.P. (“CMNY”), a venture capital affiliate of Carl Marks.  Mr. Davidoff is a director of Rex Stores Corporation.  Mr. Davidoff served as a director of Clearview Cinema from December 1994 to December 1998.

Matthew W. Finlay, 41, has been a member of the Board since October 2001.  Since 1997, Mr. Finlay has been a director of MidMark.  Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997.  Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.

Robert E. Mulholland, 56, has been a member of the Board since January 2006.  Mr. Mulholland is currently the Chairman of Sound Securities LLC, an institutional broker dealer.  Mr. Mulholland retired in 2005 after a 25-year career at Merrill Lynch & Co. where he most recently served as Senior Vice President and Executive Committee member and also co-headed Merrill Lynch’s America’s Region, covering North and South America.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO

AMENDMENT TO THE COMPANY’S
FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) authorizes the issuance of a total of 80,000,000 shares of common stock.  Of such shares, 40,000,000 are designated as Class A Common Stock; 15,000,000 are designated as Class B Common Stock; and 25,000,000 are undesignated.  As of July 7, 2008, there were 26,849,257 shares of Class A Common Stock issued and 26,797,817 shares of Class A Common Stock outstanding and 51,440 shares of Class A Common Stock issued but not outstanding.  Such shares are held in treasury and are available for re-issuance by the Company.  As of July 7, 2008, there are 733,881 shares of Class B Common Stock issued and outstanding.  In addition, the Certificate of Incorporation authorizes the issuance of 15,000,000 shares of preferred stock, none of which are issued and outstanding.

In addition to the 26,797,817 shares of Class A Common Stock currently outstanding, the Company has 7,764,536 shares of Class A Common Stock reserved for issuance pursuant to (a) the exercise of outstanding warrants, (b) the Company’s Second Amended and Restated Equity Incentive Plan, (c) the senior notes issued by the Company to investors in August 2007, both for payment of additional interest shares required and for payment of interest through the original maturity in August 2010 under the 2007 Senior Notes (as defined in Proposal 3 below), and (d) the conversion of the Class B Common Stock.

The aggregate number of outstanding and reserved shares of Class A Common Stock is 34,562,353, leaving only 5,437,647 shares of Class A Common Stock for future issuances.  Such future issuances could include the sale of securities in order to raise capital, the payment of the purchase price in acquisitions, payment of interest and additional interest under the 2007 Senior Notes (as described in Proposal 3 below), additional shares issued in connection with grants made to employees under new or expanded existing compensation plans or arrangements, and other uses not currently anticipated.  Accordingly, the Company is proposing that the 25,000,000 shares of undesignated common stock be designated as Class A Common Stock.  The Company believes that such designation is in the best interests of the Company, as it would provide the Company with flexibility and alternatives in structuring future transactions, and that it would be detrimental to the Company if it were unable to issue shares of Class A Common Stock at such times and upon terms as the Board deems necessary or appropriate.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.  The amendment designating as Class A Common Stock the 25,000,000 shares of undesignated common stock is attached hereto as Appendix A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL THREE

APPROVAL OF THE ISSUANCE OF UP TO 1,800,000 ADDITIONAL SHARES OF THE COMPANY’S CLASS A COMMON STOCK IN CONNECTION WITH THE PAYMENT OF INTEREST ON THE 2007 SENIOR NOTES

In August 2007, the Company issued in a private placement to certain purchasers 10% senior notes due 2010 (the “2007 Senior Notes”) in the aggregate amount of $55,000,000.  The 2007 Senior Notes require that, on a quarterly basis, (a) interest be paid either in cash or, at the Company’s option and subject to certain conditions, in shares of Class A Common Stock (“Interest Shares”) and (b) the Company issue shares of Class A Common Stock to the purchasers as payment of additional interest owed under the 2007 Senior Notes based on a formula (“Additional Interest Shares”).  The number of Additional Interest Shares required at any particular payment date is calculated pursuant to a formula based on the then-current market price of the Class A Common Stock, which price may be lower than the market price of the Class A Common Stock at the time the private placement of the 2007 Senior Notes was consummated (the “Closing”).  The Company reserved sufficient shares of Class A Common Stock for issuance such number of shares of Class A Common Stock as it deemed appropriate for the issuance of Additional Interest Shares and Interest Shares and has available 5,437,647 unreserved shares of Class A Common Stock, as discussed in Proposal Two above.  However, because the number of shares required to satisfy any additional interest or interest payment fluctuates with the price per share of Class A Common Stock on the NASDAQ Global Market (“NASDAQ”) at the time such interest payment becomes due, the exact number of shares that will be needed for Additional Interest Shares and, in order to permit the Company flexibility in interest payment choices in accordance with the terms of the 2007 Senior Notes, Interest Shares, is unknown.  At the time the 2007 Senior Notes were issued, the price per share of the Class A Common Stock on NASDAQ was $6.56.  As of July 7, 2008, such price was $1.84.  Accordingly, more Additional Interest Shares and Interest Shares will be required to discharge an interest payment than previously estimated.

The Company’s Class A Common Stock is listed for trading on NASDAQ and, therefore, is subject to the rules and regulations of NASDAQ.  Pursuant to the NASDAQ Qualitative Listing Requirements, including Rule 4350(i), approval of the Company’s stockholders would be required for the issuance, in connection with a private placement of securities, of Class A Common Stock equal to 20% or more of the Class A Common Stock outstanding prior to such issuance if the issuance is made at less than market value of the stock.  Because the number of shares comprising an issuance of Additional Interest Shares and/or Interest Shares is calculated based on then-current stock price, NASDAQ considers such issuance(s) to be at less than market value if the stock price at time of issuance is lower than at the Closing.

Immediately prior to the Closing, there were 24,236,579 shares of Class A Common Stock outstanding.  Accordingly, 4,847,316 shares constituted 20% of the outstanding shares of Class A Common Stock.  Therefore, we can issue 4,847,315 shares without triggering Rule 4350(i).  The Company has already issued 2,245,363 shares of Class A Common Stock in payment of Additional Interest Shares and Interest Shares and can only issue another

2,601,952 shares prior to obtaining stockholder approval for such issuance(s).  Depending upon the variations in stock price and based upon the current stock price, the Company estimates that it could need up to a total of approximately 7,900,000 shares (that is, approximately 5,300,000 additional shares beyond the 2,601,952 shares available to it without stockholder approval) to satisfy the requirement for Additional Interest Shares and the option for Interest Shares.  In any event, the Company believes that it has sufficient shares available for the issuance of Additional Interest Shares as required by the 2007 Senior Notes through their original maturity in August 2010.  Accordingly, the Company is seeking the approval of stockholders to issue up to an additional 1,800,000 shares of Common Stock in connection with the 2007 Senior Notes, which number of shares the Company believes will be sufficient through September 2009.

In the event that stockholder approval is not obtained, the Company will lose its ability to issue Interest Shares in lieu of cash for interest payments.  However, the Board believes that the flexibility of having the option to pay interest in cash or by issuing Interest Shares would be in the best interests of the Company.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 1,800,000 ADDITIONAL SHARES OF THE COMPANY’S CLASS A COMMON STOCK IN CONNECTION WITH THE PAYMENT OF INTEREST ON THE 2007 SENIOR NOTES.

PROPOSAL FOUR

AMENDMENT TO SECOND AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES
ISSUABLE THEREUNDER

Our Board adopted the Company’s 2000 Equity Incentive Plan (as subsequently amended, “the Plan”), on June 1, 2000 and, in July 2000, our stockholders approved the Plan by written consent.  The Plan was amended and restated in January 2003 as the First Amended and Restated 2000 Stock Option Plan; it was further amended in September 2003, October 2004, September 2005 and September 2006; and it was further amended and restated in September 2007 as the Second Amended and Restated 2000 Equity Incentive Plan.  Under the Plan, we may grant incentive and nonqualified stock options, stock, restricted stock, stock appreciation rights (“SARs”), performance awards and other equity-based awards.  On May 9, 2008, the Board approved an amendment (the “Amendment”) to the Plan allowing for the grant of restricted stock units (“RSUs”) in addition to stock options, Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, performance awards and other equity-based awards.  The Amendment did not require shareholder approval.  The Plan is administered by the Compensation Committee.

The Plan currently authorizes up to 2,200,000 shares of the Company’s Class A Common Stock for issuance pursuant to awards made under the Plan.  The Company believes that the availability of an additional 1,500,000 shares of the Company’s Class A Common Stock under the Plan is in the best interests of the Company and its stockholders because the availability of an adequate equity incentive program is an important factor in attracting and retaining qualified officers and employees essential to the success of the Company (whether through acquisitions or otherwise) and in aligning their long-term interests with those of the stockholders.  The increase in the number of shares of Class A Common Stock available for issuance under the Plan will permit the Company to continue the operation of the Plan for the benefit of new participants (either new hires to current operations or employees of acquired companies), as well as to allow additional awards to current participants.

Pursuant to this proposal, in the form of the amendment attached hereto as Appendix B, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance upon the exercise of options from 2,200,000 to 3,700,000.  This amendment is conditioned upon the approval by stockholders of the amendment to our Certificate of Incorporation, discussed in Proposal Two above.  If Proposal Two is not approved by stockholders, the amendment to the Plan will not take effect even if stockholders approve it in this Proposal Four.

This proposal requires approval by a majority of the Votes Cast at the Annual Meeting.  As of July 7, 2008, stock options outstanding covering 2,378,322 shares of the Company’s Class A Common Stock, 99,280 shares of restricted Class A Common Stock and restricted stock units covering 723,700 shares of Class A Common Stock that may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company's discretion, had been granted under the Plan; however 320,003 of such stock options and all of the restricted stock units remain subject to the approval of this Proposal Four.

Under the Plan, no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year.  Options granted under the Second Amended and Restated Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer.  Options granted under the Plan generally vest over periods up to three years.  The Plan is administered by the Compensation Committee, and may be amended or terminated by the Board, although no amendment or termination may adversely affect the right of any individual with respect to any outstanding option without the consent of such individual.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive stock options granted to stockholders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company’s Class A Common Stock on the date of grant.  Incentive and non-statutory stock options granted under the Second Amended and Restated Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee, except for consultants.  The exercise prices and vesting periods (if any) for non-statutory options may be set at the discretion of the Board or the Compensation Committee.  Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  In connection with the grants of options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grants.  Options covering no more than 500,000 shares may be granted to one participant during any calendar year unless pursuant to a multi-year award, in which case no more than options covering 500,000 shares per year of the award, during which period no additional options may be granted to such participant, may be granted.

The Plan also provides for the granting of Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, restricted stock units and performance awards.  Grants of restricted stock and restricted stock units are subject to vesting requirements, generally vesting over periods up to three years, determined by the Compensation Committee and set forth in notices to the participants.  Grants of stock, restricted stock and restricted stock units shall not exceed 40% of the total number of shares available to be issued under the Plan.

Stock appreciation rights (“SARs”) consist of the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time.  Upon exercise, SARs may be paid in cash or shares of Class A Common Stock or a combination thereof.  Grants of SARs are subject to vesting requirements, similar to those of stock options, determined by the Compensation Committee and set forth in agreements between the Company and the participants.  Restricted stock units (“RSUs”) shall be similar to restricted stock except that no Class A Common Stock is actually awarded to the Participant on the grant date of the RSUs and the Compensation Committee shall have the discretion to pay such RSUs upon vesting in cash or shares of Class A Common Stock or a combination thereof

Performance awards consists of awards of stock and other equity-based awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the Class A Common Stock, or other securities of the Company, and may be paid in shares of Class A Common Stock, cash or another form of property as the Compensation Committee may determine.  Grants of performance awards shall entitle participants to receive an award if the measures of performance established by the Committee are met.  Such measures shall be established by the Compensation Committee but the relevant measurement period for any performance award must be at least 12 months.  Grants of performance awards shall not cover the issuance of shares that would exceed 20% of the total number of shares available to be issued under the Plan, and no more than 500,000 shares pursuant to any performance awards shall be granted to one participant in a calendar year unless pursuant to a multi-year award.  The terms of grants of performance awards would be set forth in agreements between the Company and the participants.

Our Class A Common Stock is listed for trading on NASDAQ under the symbol “AIXD”.  The last reported closing price per share of our Class A Common Stock as reported by NASDAQ on July 7, 2008 was $1.84 per share.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below.  The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.  Tax consequences will also vary depending upon the jurisdiction where the recipient of the award may reside.

Incentive Stock Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, provided that the optionee may incur alternative minimum tax liability upon exercise.  The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying.  A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares of Class A Common Stock for more than two (2) years after the option grant date and more than one (1) year after the exercise date.  If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares.  If there is a disqualifying disposition of the shares of Class A Common Stock, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares of Class A Common Stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.  In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares of Class A Common Stock.

Nonqualified Stock Options

No taxable income is recognized by an optionee upon the grant of a non-statutory option.  The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares of Class A Common Stock on the exercise date over the exercise price paid for the shares, and tax withholding requirements will apply to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.  The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Restricted Shares

A recipient will not be taxed at the date of an award of restricted shares, provided that the restricted shares are subject to substantial risk of forfeiture, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse.  However, the recipient of restricted shares may elect, within 30 days after transfer of such shares to the recipient, under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the restricted shares as of the date of such transfer.  At the time the shares are included in income, the Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer.

Stock Appreciation Rights

A recipient who is granted a SAR will not recognize any taxable income on the receipt of the SAR.  Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price for the SAR and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Stock Unit

A recipient who is granted a RSU will not recognize any taxable income on the receipt of the RSU.  Upon the vesting of an RSU, (a) the recipient will recognize ordinary income equal to the fair market value of the shares issued at the time the RSUs are paid out and (b) the Company will be entitled to a deduction on the date of vesting in an amount equal to the ordinary income recognized by the recipient.

Performance Awards and Stock Awards

A recipient will recognize ordinary income equal to any cash that is paid and the fair market value of the Class A Common Stock (on the date that the shares are first transferable and not subject to a substantial risk of forfeiture) that is received in settlement of an award of performance units or as a stock award.

Effects on the Company

The Company generally will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or upon the taxability to the recipient of restricted stock, or the settlement of a performance award (subject to tax limitations on the Company’s deductions in any year that certain remuneration paid to certain executives exceeds $1 million).  The amount of the deduction is equal to the ordinary income recognized by the recipient.  The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option unless the recipient has made a “disqualifying disposition” of the shares acquired on exercise of the incentive stock option, in which case the Company will be entitled to a deduction at the same time and in the same amount as the recipient’s recognition of ordinary income.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO THE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN.

PROPOSAL FIVE

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Board has selected the firm of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2009, subject to ratification by our stockholders at the Annual Meeting.  Eisner LLP has been our independent auditors since the fiscal year ended March 31, 2005.  No representative of Eisner LLP is expected to be present at the Annual Meeting.

More information about our independent auditors is available under the heading “Independent Auditors” on page __ below.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2009.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting.  However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

MATTERS RELATING TO OUR GOVERNANCE

Board of Directors

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) at least once a year.  During the fiscal year ended March 31, 2008 (the “Last Fiscal Year”), the Board held five meetings and the Board members acted five times by unanimous written consent in lieu of holding a meeting.  Each current member of the Board, who was then serving, attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.  Messrs. Clevenger, Crotty, Davidoff, Finlay and Mulholland are considered “independent” under the rules of the NASDAQ.

One director resigned for personal reasons, and no director declined to stand for reelection to the Board for any reason, during the Last Fiscal Year.  After such resignation and in accordance with the Company’s By-laws, the number of directors was reduced from nine to eight.  The Board currently does not provide a process for stockholders to send communications to the Board.  In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company.  While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Secretary, Mr. Loffredo, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, with an instruction to forward the communication to a particular director or the Board as a whole.  Mr. Loffredo will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings.  However, each of the current directors, who was then serving, attended the 2007 Annual Meeting of Stockholders, and currently intends to attend this Annual Meeting.

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Messrs. Clevenger, Davidoff and Finlay.  Mr. Finlay is the Chairman of the Audit Committee.  The Audit Committee held four meetings in the Last Fiscal Year.  The Audit Committee has met with the Company’s management and the Company’s independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors’ engagement and other financial reporting and control matters.  Both Messrs. Clevenger and Davidoff are financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of the NASDAQ.  Mr. Davidoff is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002.  Messrs. Clevenger, Davidoff and Finlay are considered “independent” under the rules of the NASDAQ.

The Audit Committee has adopted a formal written charter which was attached as Appendix B to the Company’s proxy statement for its annual meeting of stockholders held on September 18, 2007.  The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company’s auditors to review these internal controls and to discuss other financial reporting matters.  The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors.  Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.

Compensation Committee

The Compensation Committee consists of Messrs. Davidoff, Clevenger, Crotty and Mulholland.  Mr. Davidoff is the Chairman of the Compensation Committee.  The Compensation Committee met nine times during the Last Fiscal Year.  The Compensation Committee, based on recommendation by the Company’s CEO, approves the compensation package of the Company’s CEO and the levels of compensation and benefits payable to the Company’s other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option and other equity-based award grants to its executive officers, employees and consultants and discretionary bonuses to its executive officers and employees.  The Compensation Committee approves the compensation package of the Company’s directors.  The Compensation

Committee has the authority to appoint and delegate to a sub-committee the authority to make grants and administer bonus and compensation plans and programs.  Messrs. Clevenger, Crotty, Davidoff, and Mulholland are considered “independent” under the rules of the NASDAQ.

The Compensation Committee adopted a formal written charter (the “Compensation Charter”) which is attached as Appendix C to this proxy statement.  The Compensation Charter sets forth the duties, authorities and responsibilities of the Compensation Committee.  The Compensation Charter is not currently available on the Company’s website.

During the Last Fiscal Year, the Compensation Committee engaged HR & Survey Solutions, LLC, a compensation consulting firm, for the limited purpose of reviewing the bonus structure for the Company.  The consultant advised the Compensation Committee on the bonuses for certain management employees, including the restricted stock awards discussed above, and is helping develop a management incentive program for the future.

Nominating Committee

The Nominating Committee consists of Messrs. Clevenger and Davidoff.  Mr. Clevenger is the Chairman of the Nominating Committee.  The Nominating Committee held one meeting during the Last Fiscal Year.  The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board and recommends to the Board the directors to serve on committees of the Board.  Messrs. Clevenger and Davidoff are considered “independent” under the rules of the NASDAQ.

The Nominating Committee adopted a formal written charter (the “Nominating Charter”) which is attached as Appendix D to this proxy statement.  The Nominating Charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board.  The Nominating Charter is not currently available on the Company’s website.

The Nominating Committee will consider any candidates recommended by stockholders.  In considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualification of the candidate.  Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.  Stockholders should submit any recommendations of director candidates for the Company’s 2009 Annual Meeting of Stockholders to the Company’s Secretary, Mr. Loffredo, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 in accordance with the procedures set forth above under the heading “Deadline for Receipt of Stockholder Proposals to be Presented at Next Annual Meeting.”

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee.  However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking).

Members of the Nominating Committee meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company.  The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Charter and the rules of the NASDAQ.  There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all members of the Board, executive officers and employees. Such code of ethics is available on our Internet website, www.accessitx.com.  We intend to disclose any amendment to, or waiver of, a provision of our code of ethics by filing a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 7, 2008, the Company’s directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 16.0% of its outstanding Class A Common Stock and 100% of its Class B Common Stock.  These stockholders, and Mr. Mayo individually, have significant influence over the Company’s business affairs, with the ability to control matters requiring approval by the Company’s stockholders, including the three proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of July 7, 2008, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executives and (iv) all of the Company’s directors and executive officers as a group.

CLASS A COMMON STOCK
Name (b)	Shares Beneficially Owned (a)
	Number		Percent
A. Dale Mayo	1,364,199	(c)	4.9%
Jeff Butkovsky	138,000	(d)	*
Kevin J. Farrell	275,000	(e)	1.0%
Charles Goldwater	55,800	(f)	*
Gary S. Loffredo	213,000	(g)	*
Brian Pflug	160,686	(h)	*
Wayne L. Clevenger c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	1,878,179	(i)	7.0%
Gerald Crotty	30,300	(j)	*
Robert Davidoff	370,796	(k)	1.4%
Matthew Finlay c/o MidMark Equity Partners II, L.P., 177 Madison Avenue Morristown, NJ 07960	1,856,593	(l)	6.9%
Robert E. Mulholland	66,411	(m)	*
MidMark Equity Partners II, L.P. 177 Madison Avenue Morristown, NJ 07960	1,881,479	(n)	7.0%
Alydar Partners, LLC 222 Berkeley Street, 17th Floor, Boston, MA 02116	1,579,200	(o)(r)	5.9%
Cortina Asset Management, LLC 330 East Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202	1,578,562	(r)	5.9%
Magnetar Capital Partners LP 1603 Orrington Avenue, 13th Floor Evanston, IL 60201	1,700,032	(p)(r)	6.3%
All directors and executive officers as a group (12 persons)	4,594,085	(q)	16.0%

--------------------
*	Less than 1%

(a)
Applicable percentage of ownership is based on 26,797,817 shares of Class A Common Stock outstanding as of July 7, 2008 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares.  Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 7, 2008 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(b)	Unless otherwise indicated, the business address of each person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(c)
Includes 733,811 shares of Class B Common Stock held by Mr. Mayo, 87,500 shares of Class A common stock held by Mr. Mayo’s spouse, of which Mr. Mayo disclaims beneficial ownership, and 12,000 shares of Class A common stock held for the account of Mr. Mayo’s grandchildren, the custodian of which accounts is Mr. Mayo’s spouse, of which Mr. Mayo also disclaims beneficial ownership.  In addition, Mr. Mayo holds 71,127 shares of Class A Common Stock, 59,761 restricted shares of Class A common stock and 400,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.  The holder of each share of Class B Common Stock is entitled to ten (10) votes per share.  Including the voting rights of Mr. Mayo’s shares of Class B Common Stock, Mr. Mayo may exercise up to 22.1% of the total voting power of our Common Stock.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.

(d)	Includes 3,000 restricted shares of Class A common stock and 120,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(e)	Includes 2,000 restricted shares of Class A common stock.

(f)	Includes 7,500 restricted shares of Class A common stock and 48,300 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(g)	Includes 3,000 restricted shares of Class A common stock and 190,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(h)	Includes 4,000 restricted shares of Class A common stock and 135,186 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(i)
Mr. Clevenger is a managing director of MidMark and of MidMark Investments, Inc. (“MidMark Investments”) and a managing member of MidMark Advisors II, LLC.  Includes 30,000 shares of Class A Common Stock owned directly, 33,300 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,814,879 shares owned by MidMark.  Other then the 30,000 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(j)	Represents shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.

(k)
Includes 32,300 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options, and 338,496 shares owned by CMNY, for which Mr. Davidoff serves as a director.  Other then the 32,300 shares first described, Mr. Davidoff disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein..

(l)
Mr. Finlay is a director of MidMark and of MidMark Investments.  Includes 8,414 shares of Class A Common Stock owned directly, 33,300 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,814,879 shares owned by MidMark.  Other then the 8,414 shares first described, Mr. Finlay disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

(m)	Includes 13,300 shares of Class A common stock underlying options that may be acquired upon exercise of such options and 38,011 shares owned by Mr. Mulholland’s spouse.

(n)
Includes 66,600 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options held by MidMark Investments and 1,814,879 shares owned by MidMark, which shares may be deemed to be beneficially owned by MidMark Advisors II, LLC, the general partner of MidMark.

(o)
Includes beneficial ownership as follows: 449,891 shares of Class A Common Stock held by Alydar Capital, LLC; 420,737 shares of Class A Common Stock held by Alydar Fund Limited (“Alydar Ltd”); and 708,572 shares of Class A Common Stock held by Alysheba Fund Limited (“Alysheba”).  Alydar Partners, LLC is the investment manager of Alydar Ltd and Alysheba.  John A. Murphy, an individual, is managing member of

Alydar Capital, LLC and Alydar Partners, LLC.  Mr. Murphy and Alydar Partners, LLC disclaim beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(p)
Includes beneficial ownership by Magnetar Capital Partners LP (Magnetar”).  Supernova Management LLC is the general partner of Magnetar.  Alec N. Litowitz, an individual, is the manager of Supernova Management LLC.  Mr. Litowitz and Supernova Management LLC disclaim beneficial ownership of these securities.

(q)
Includes 79,261 restricted shares of Class A common stock, 1,035,986 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options and 733,811 shares of Class A Common Stock underlying outstanding shares of Class B Common Stock that may be acquired upon conversion of such Class B Common Stock.

(r)	Based solely on the numbers of shares reported in the most recent Schedule 13D or Schedule 13G, as amended, if applicable, filed by such stockholder with the SEC through July 7, 2008.

CLASS B COMMON STOCK
	Shares Beneficially Owned(a)
Name (b)	Number	Percent
A. Dale Mayo	733,811	100.0%
All directors and executive officers as a group (one person)	733,811	100.0%

--------------------
(a)
Applicable percentage of ownership is based on 733,811 shares of Class B Common Stock outstanding as of July 7, 2008.  There are no shares of Class B Common Stock subject to options, warrants or other convertible securities.  Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Class B Common Stock shown.  The holder of each share of Class B Common Stock is entitled to ten (10) votes per share.  Each share of Class B Common Stock is convertible at any time at the holder’s option into one (1) share of Class A Common Stock.

(b)	The business address of the person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are A. Dale Mayo, President, CEO and Chairman, Jeff Butkovsky, SVP – Chief Technology Officer (“CTO”), Kevin J. Farrell, SVP - Facilities and a member of the Board, Charles Goldwater, SVP, Gary S. Loffredo, SVP – Business Affairs, General Counsel, Secretary and a member of the Board, and Brian D. Pflug, SVP – Accounting and Finance.  Biographical information for Messrs. Mayo, Farrell and Loffredo is included above in Proposal One.

Charles Goldwater, 57, has been the Company’s SVP and President of the Media Services Group since July 2006 and the President and COO of Christie/AIX, Inc. (“AccessIT DC”), the Company’s indirectly wholly-owned subsidiary since August 2005.  From 2002 to 2005, Mr. Goldwater was the CEO of Digital Cinema Initiatives, LLC (“DCI”) a joint venture of seven motion picture studios: Buena Vista Pictures Distribution (Disney), Twentieth Century Fox Film Corporation (Fox), Metro-Goldwyn-Mayer, Paramount Pictures, Sony Pictures Entertainment, Universal Studios, and Warner Bros. Studios.  Prior to DCI, Mr. Goldwater’s 30-year career focused principally on the exhibition side of the film industry, where he held senior management positions with USA Cinemas and National Amusements, and with Loews Theatres.  Mr. Goldwater also served as President/CEO of Mann Theatres in Los Angeles and as President of Cablevision Cinemas.

Jeff Butkovsky, 48, has been the Company’s SVP – CTO since May 2004 and was the Company’s SVP -- Managed Services from October 2000 to May 2004.  Previously, Mr. Butkovsky was Eastern Regional Director for LogicStream, Inc., a managed service provider and colocation company from March 2000 to October 2000.  He served as a sales executive with Auspex Systems, Inc., a network attached storage company, from June 1999 to

March 2000.  Mr. Butkovsky was the Northeast Regional Director of Micron Electronics Incorporated from May 1996 to June 1999.

Brian D. Pflug, 41, has been the Company’s SVP -- Accounting and Finance since January 2003.  From September 2000 to December 2002, he had been the Company’s Vice President -- Controller.  From July 1998 to September 2000, Mr. Pflug was the Controller of Cablevision Cinemas, where he was responsible for all accounting functions, including financial reporting, payroll and accounts payable.  Prior to that, Mr. Pflug was employed for four years at GPU, Inc. (which later merged with FirstEnergy Corp.), a large energy provider, in the areas of SEC reporting and accounting research.  Mr. Pflug began his career as an auditor at Coopers & Lybrand and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy is focused on enabling the Company to hire and retain qualified, motivated executives while meeting its business needs and objectives. Consistent with this philosophy, the Company’s executive compensation program (the “Compensation Program”) has been designed around the following objectives:

•	Provide competitive compensation levels to enable the recruitment and retention of highly qualified executives.

•	Design incentive programs that link pay to corporate performance to encourage and reward excellence and contributions that further AccessIT’s success.

•	Align the interests of executives with those of shareholders through grants of equity-based compensation that also provide opportunities for ongoing executive ownership.

An overriding principle in delivering on these objectives is to ensure that compensation decisions are made in the Company’s best financial interests, such that incentive awards are both affordable and reasonable.

The Company became a public company in 2003. Since that time, it has experienced significant growth in revenues. It now faces the challenges of rapid growth in a new and evolving market. Going forward, the Company is focused on improving both shareholder returns and its cash position. As the Company has evolved, so too has the Compensation Program. Initially focused on revenue growth, the Compensation Program was designed to reward the CEO as revenue increased. Going forward, the Compensation Program instead will be structured to reward for other strategic goals (as described below) and increasing shareholder value. Thus, the compensation elements will be linked to stock value and effective use of cash flow.

The Compensation Program consists of base salary, annual incentive and long-term equity compensation. In addition, all Named Executives receive some modest personal benefits and perquisites. The Company does not, however, provide supplemental retirement benefits for Named Executives; retirement benefits are accumulated through the Company’s 401(k) Plan which is open to all employees. Among the Named Executives, only the CEO has an employment agreement.

The Compensation Committee annually reviews the executive compensation elements and assesses the integrity of the Compensation Program as a whole to ensure that it continues to be aligned with our compensation objectives, and thus, supports the attainment of our goals. The 2008 review conducted by the Compensation Committee resulted in a number of actions. To use available capital efficiently and to increase the alignment of the executives’ interests with those of the shareholders, the Compensation Committee took the following steps: it (i) authorized that half of the CEO’s bonus above the threshold amount be paid in restricted stock; (ii) eliminated a provision in the CEO’s contract which guaranteed a portion of his annual incentive; (iii) approved grants of performance-vested restricted stock units (with a grant date of May 9, 2008) to all Named Executives except the CEO; and (iv) authorized a special one-time stock option grant to the CEO (with a grant date of March 31, 2008).

Periodically, the Company reviews competitive compensation levels, mix and practices to ensure all Compensation Program features continue to be in line with the market, while still reflecting the unique needs of our business model. Additionally, in response to business and talent needs, executive management brings compensation proposals to the Compensation Committee which then reviews the proposal and either approves or denies the proposed changes.

Competitive Positioning and Mix of Pay

Benchmarking

The primary source of peer data for executives is a customized peer group developed to reflect competitors for business and talent. The peer group was established as part of a comprehensive benchmarking assessment undertaken by the Compensation Committee (working with an outside consulting firm, HR & Survey Solutions, LLC) at the end of 2007. While company size is a significant driver of compensation levels (as it is a fairly consistent indicator of an executive’s scope of responsibility), only a limited number of public companies are comparable to the Company in terms of size and business. In addition, the Company is in a growth mode, and given its rapid growth, it needs to make comparisons to companies that represent where it is headed as well as where it currently resides. Therefore, peer companies were selected based on the following considerations:

Company size: Peers reflect both current and projected company size. The median revenue for the peer group is $274 million.

Industry: Selected companies occupy a similar space in the market and are working toward achieving “breakthroughs” in the technological process.

Company maturity: Selected companies are in a growth mode.

The peer group includes the following six companies: Akamai Technologies, DG FastChannel, Inc., IMAX Corporation, Macrovision Corp., National CineMedia, Inc., and TIVO Inc.

Relative to the peer group, the CEO’s base salary and total cash compensation was found to be positioned close to the 75th percentile while total direct compensation level was below median. While the Compensation Committee has not defined a targeted pay positioning for the Named Executives, as the CEO is the primary driver of the business, such prominent positioning is appropriate in the Compensation Committee’s view. However, the Compensation Committee has taken steps to shift a larger portion of pay into variable vehicles (see CEO Compensation Arrangements below).

The other Named Executives are positioned at the median of the peer group for base salary and below median for total compensation. It is the belief of the Compensation Committee that these positions are more traditional than the CEO’s position, and the available talent pool to fill these positions is broader. Thus, while these positions are paid below the median of the peer group, the Compensation Committee believes that their pay levels, and potential opportunity for wealth creation through stock grants, are robust enough to retain and motivate them.

Going forward, the Compensation Committee plans to continue its work to establish a comprehensive framework for assuring pay is competitive and performance-based. Identifying the peer group was the first step; the Compensation Committee will continue to develop elements of such a framework in keeping with the Company’s executive compensation philosophy in the future.

Pay Mix

The Company is evolving from a pay philosophy that emphasized fixed pay to one that believes a substantial portion of each executive’s compensation should be at risk and dependent upon performance. Currently, the mix of pay for Named Executives, except the CEO, favors base salary. In contrast, the CEO’s current pay mix is weighted toward variable pay.

•
Going forward, the Company plans to deliver a greater proportion of total compensation through variable elements. While the Committee has not adopted a targeted mix of either long-term to short-term, fixed to variable, or equity and non-equity compensation, they have taken steps to increase the portion of variable compensation.  Initial steps in this direction include a grant of performance-based restricted stock units to the Named Executives (other than the CEO) on May 9, 2008. An additional step was the elimination of the CEO’s guaranteed bonus.

Elements of Compensation

Base Salary

Base salaries are fixed compensation with the primary function of aiding in attraction and retention. These salaries are reviewed annually as well as at the time of a promotion or other change in responsibilities. Increases are based on an evaluation of the previous year’s performance of the Company and the executive, the relative strategic importance of the position, market conditions, and competitive pay levels.

In 2008, all Named Executives except the CEO received a salary increase. The salary increases for these executives were based on recommendations made by the CEO and approved by the Compensation Committee. The amounts reflect performance contribution, including taking into account the Company’s recent acquisitions and increased revenues. Mr. Goldwater received an increase of 17%, reflecting his increased responsibilities and accountabilities for the Company’s Media Services Group and AccessIT DC, especially following a period of rapid growth in this area.  Messrs. Loffredo’s and Pflug’s salaries increased by approximately 10% and Mr. Butkovsky’s increased by 11%, each in an effort to bring it closer to the median of the peer group. Mr. Mayo did not receive a salary increase, reflecting the plan to transition the focus of his compensation to variable pay, and maintain his salary at a level appropriate to the CEO of a public company of the Company’s size and scope.

Annual Incentive Awards

The CEO is eligible to receive a discretionary annual incentive cash award. The CEO’s performance is assessed by the Compensation Committee against achievement of the Company’s strategic goals (See CEO Compensation Arrangements, below, for further explanation).  For the Last Fiscal Year, the CEO also received a guaranteed bonus. This was part of a transition package from the prior revenue-based incentive plan and has been discontinued.

The other Named Executives are also eligible to receive discretionary annual incentive cash awards, with respect to which the CEO makes recommendations to the Compensation Committee for its review and approval. No annual cash awards were granted to Named Executives for the fiscal year ended March 31, 2008.

Long-Term Incentive Awards

The Compensation Committee annually considers long-term incentive awards, for which it has the authority to grant a variety of equity-based awards. The primary objective of such awards is to align the interests of executives with those of shareholders by increasing executive ownership and fostering a long-term focus.  In recent years, such awards have been made after fiscal year end in order to permit consideration of year end performance.

Long-term incentive awards for Named Executives have historically consisted of stock options. The CEO received a stock option grant in March 2008 (discussed in more detail below). The other Named Executives received a grant of incentive stock options in October of 2007 that had been authorized by the Compensation Committee after the end of fiscal year ended March 31, 2007.  The sizes of such grants were recommended by the CEO to the Compensation Committee based on the value of such grants, at the then-current stock price, of amounts intended to bring the other Named Executives closer to appropriate market levels of overall compensation.

The grants made to the other Named Executives in May 2008 consisted of restricted stock units (“RSUs”). These grants were designed to aid in retention, provide a discretionary reward for performance, increase executive ownership, and focus Named Executives on improving share price. The grant featured accelerated vesting based on stock price appreciation. The RSUs will fully vest at the end of year one if the stock price achieves $12.00 per share for 10 consecutive trading days (a “10-day period”) during such year. If stock price reaches $9.50 per share for a 10-day period during year one, two-thirds of the shares vest; a stock price of $7.00 per share for a 10-day period during year one triggers one-third of the shares to vest. No vesting occurs if the stock price does not achieve at least $7.00 per share for a 10-day period during that year. The same schedule applies in year two of the grant. At the end of year three, all remaining unvested shares vest regardless of price. Subject to shareholder approval, the RSUs may be settled in stock or cash or a combination thereof, at the Company’s discretion. Until that approval is obtained, these awards will be treated as liabilities for financial reporting purposes pursuant to FAS 123(R).

The actual size of the grant was developed to provide an equity-based reward for performance of the executive team (deemed especially important by the CEO and Compensation Committee since the team was not awarded an annual cash incentive). Grant size was calibrated against competitive levels using a projected target stock price of $7.00.

Grant levels were as follows: 100,000 RSUs to Mr. Goldwater; 90,000 RSUs to Mr. Loffredo; 75,000 RSUs each to Messrs. Butkovsky and Pflug.

CEO Compensation Arrangements

As explained above, Mr. Mayo, the President and CEO, is also the founder of the Company. Historically, his compensation has been determined pursuant to the terms of his employment agreement and has reflected his leadership and influence as the driving force behind the Company’s success. As the Company has evolved, the Compensation Committee, while recognizing the continued importance of his leadership and influence, has taken actions to shift the CEO’s pay such that base salary becomes less prominent, and performance-based variable compensation opportunity comprises a larger portion of overall pay. These steps align Mr. Mayo’s compensation with those of CEOs in peer companies by holding his base salary at its 2005 level and revising his variable compensation arrangements to include performance-based annual and long-term incentives.

In the Last Fiscal Year, Mr. Mayo received a base salary of $600,000 (maintained at 2005 levels), a guaranteed annual bonus of $240,000 (a temporary arrangement as part of the transition from the prior incentive arrangement), and performance award of $300,000, paid half in cash and half in restricted stock.

In accordance with his employment contract, this $300,000 award was based on 2007 calendar year performance. The amount was based on an assessment of performance in five areas: revenue, EBITDA, installed screens, financing, and strategic relationships and acquisition integration. These align with the Company’s strategic objectives. While specific performance goals and weightings were not defined, the Compensation Committee assessed actual performance against the Company’s strategic goals and developed an overall consensus regarding the CEO’s performance and a corresponding incentive payout.

Going forward, the guaranteed annual bonus has been eliminated, making any annual incentive strictly performance-based and paid at the discretion of the Compensation Committee. At target performance, Mr. Mayo may receive an award equal to 75% of salary. Incentive awards begin to pay out at a threshold level of performance. Achieving threshold performance can result in an award equal to 50% of the target award. Payments are capped at 175% of the target award. Performance between the specified levels will result in pro-rated payments.

To increase the portion of variable compensation, and to ensure alignment with shareholder interests, Mr. Mayo received a one-time grant of 750,000 stock options in March 2008 that will expire in March 2018.  As with the RSUs granted to the other Named Executives, the stock option grant vests at the end of three years, but has an accelerated vesting based on stock price appreciation (see discussion of Restricted Stock Units above). This performance acceleration feature heightens the emphasis on the linkage between executive compensation and shareholder return.

Personal Benefits and Perquisites

In addition to the benefits provided to all employees and grandfathered benefits (provided to all employees hired before January 1, 2005), Named Executives are eligible for an annual physical; an allowance of $4,000 to cover any unreimbursed healthcare costs; and supplemental life insurance coverage of $200,000. The CEO only is eligible for a long-term care policy and a $5 million key-man life insurance policy, the proceeds of which shall be used to repurchase, after reimbursement of all premiums paid by the company, the CEO’s stock from his estate in the event of his death.

It is the Company’s policy to provide minimal and modest perquisites to the Named Executives, including an annual automobile allowance.

Employment Agreement for CEO

The Company provides an employment agreement to the CEO as a means of retention during periods of uncertainty and operational challenge. Additionally, the employment agreement includes non-compete and non-solicitation provisions. The provisions for severance benefits are at typical competitive levels.  See page __ for a description of the material terms of Mr. Mayo’s employment agreement.

Stock Ownership Guidelines

The Company does not maintain formal stock ownership guidelines.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in this proxy statement, unless certain requirements are met. No element of the Company’s compensation, including the annual incentive awards and restricted stock, meets these requirements. Given the Company’s net operating losses, 162(m) is not currently a material factor in designing compensation.

Recapture Policy

The Company intends to recapture compensation as required under the Sarbanes-Oxley Act. However, there have been no instances where it needed to recapture any compensation.

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report as required by Item 402(b) of the SEC’s Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

The Compensation Discussion and Analysis discusses the philosophy, principles, and policies underlying the Company’s compensation programs that were in effect during the Last Fiscal Year and which will be applicable going forward until amended.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Robert Davidoff, Chairman

Wayne L. Clevenger

Gerald C. Crotty

Robert E. Mulholland

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

The following table sets forth certain information concerning compensation received by the Company’s CEO and its four other most highly compensated individuals who were serving as executive officers at the end of the Last Fiscal Year, for services rendered in all capacities during the Last Fiscal Year (the “Named Executives”).

	SUMMARY COMPENSATION TABLE

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
A. Dale Mayo	2008	600,000	390,000	8,936	578	56,058	1,055,572
President, CEO and Chairman	2007	600,000	500,000	-	1,314,969	53,978 (5)	2,468,947
Charles Goldwater	2008	350,000	-	7,081 (6)	27,175	25,753	410,009
SVP, President-MSG, President and COO of AccessIT DC	2007	240,417	18,000	-	84,212	25,328	367,957

Gary S. Loffredo	2008	275,000	-	2,832 (6)	3,757	27,394	308,983
SVP – Business Affairs, General Counsel and Secretary	2007	250,000	13,750	-	73,400	27,129	364,279
Jeff Butkovsky	2008	250,000	-	2,832 (6)	3,757	23,809	280,398
SVP - CTO	2007	225,000	15,000	-	73,400	23,221	336,621

Brian D. Pflug	2008	220,000	-	3,777 (6)	3,757	23,696	251,230
SVP – Accounting and Finance	2007	200,000	3,000	-	73,400	23,471	299,871

(1)	Reflects amounts earned during such fiscal year.
(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended March 31, 2007 and 2008, in accordance with SFAS No. 123(R) and thus include amounts from awards granted in and prior to the respective fiscal years.  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the SEC on June 16, 2008, as amended on June 26, 2008 (the “Form 10-K”).

(3)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended March 31, 2007 and 2008, in accordance with SFAS No. 123(R) and thus include amounts from awards granted in and prior to the respective fiscal years.  Assumptions used in the calculation of these amounts are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2008, included in the Form 10-K.  The amounts for 2007 include the value of stock options granted for which vesting was accelerated during the fiscal year ended March 31, 2006, in anticipation of the adoption of SFAS 123(R).  However, such expense was not recognized until stockholders approved an increase to the Plan during the fiscal year ended March 31, 2007.

(4)
Includes automobile allowances, additional life insurance premiums and certain medicals expenses paid by the Company and the Company’s matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the Company.  Under its 401(k) plan, the Company automatically matches 50% of the first 6% of employee contributions (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service.

(5)
Excludes premiums for one ten-year term life insurance policy, in the benefit amount of $5 million, under which the Company is the beneficiary and also excludes the premiums for an additional ten-year term life insurance policy in the benefit amount of $5 million, under which the proceeds of the policy are to be used to repurchase, after reimbursement of all premiums paid by the Company, shares of the Company’s capital stock held by Mr. Mayo’s estate.

(6)
Excludes the value of 340,000 restricted stock units awarded in May 2008 for services rendered in all capacities during the Last Fiscal Year, which are subject to the stockholders’ approval of Proposal Four above.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

Employment agreements and arrangements between the Company and Named Executives

A. Dale Mayo.  In March 2008, the Company entered into an amended and restated employment agreement (the “Agreement”) with A. Dale Mayo.  The Agreement with Mr. Mayo supercedes the terms and conditions of his existing amended and restated employment agreement (the “Previous Agreement”) and extends the term of his employment to March 31, 2011; upon such expiration, either the Board or Mr. Mayo may exercise the option to have Mr. Mayo serve only as Chairman and Chief Executive Officer of the Company for a term of three years, with both his time commitment and Base Salary (as defined therein) reduced by 50% from their levels immediately before such change in roles.  Under the Previous Agreement, Mr. Mayo received an annual base salary of $600,000 and a guaranteed bonus of $240,000 per year.  Under the Employment Agreement, Mr. Mayo will receive a base salary of $600,000, subject to increase for subsequent years in the sole discretion of the Compensation Committee of the Board (the “Committee”), and an annual bonus based on the satisfaction of certain performance targets to be set annually by the Committee, which bonus shall not exceed 131.25% of Mr. Mayo’s then-Base Salary and is payable in cash, as to the portion of any bonus earned for an initial target, and then 50% in cash and 50% in restricted stock for any additional bonus amount earned for higher targets.  Under the Agreement, Mr. Mayo has agreed to not disclose or use any confidential information of the Company and, for a period of one year after the termination or expiration of his agreement, not to compete with the Company.  The Company may terminate Mr. Mayo’s employment if Mr. Mayo is convicted of theft or embezzlement, fraud, unauthorized appropriation of any assets or property or any felony involving dishonesty or moral turpitude.  In the event of such termination, the Company will pay only any earned but unpaid salary up to the date of termination.  If the Company terminates Mr. Mayo for any other reason, Mr. Mayo will be entitled to receive his salary, including bonuses, until the scheduled expiration of the Agreement, during which time Mr. Mayo will be obligated to seek other employment.  In addition, on June 15, 2006, Mr. Mayo entered into an employment agreement with AccessIT DC, an indirectly wholly-owned subsidiary of the Company, pursuant to which he serves as CEO of AccessIT DC but for which he receives no compensation in addition to that which he receives from the Company.

The following table sets forth certain information concerning grants of stock options and restricted stock made under the Company’s Second Amended and Restated 2000 Equity Incentive Plan to the Company’s Named Executives during the Last Fiscal Year.

GRANTS OF PLAN-BASED AWARDS

Name	Grant date	Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
		Threshold (#)	Target (#)	Maximum (#)
A. Dale Mayo	3/31/2008	--	750,000 (1)	--		$3.25	$1,173,485
	2/7/2008				59,761		$150,000
Charles Goldwater	10/18/2007	--	15,000	--		$5.16	$38,781
	9/20/2007				7,500 (2)		$41,700
Gary S. Loffredo	10/18/2007	--	10,000	--		$5.16	$25,854
	9/20/2007				3,000 (2)		$16,680
Jeff Butkovsky	10/18/2007	--	10,000	--		$5.16	$25,854
	9/20/2007				3,000 (2)		$16,680
Brian D. Pflug	10/18/2007	--	10,000	--		$5.16	$25,854
	9/20/2007				4,000 (2)		$22,240

(1)	Of such grant, 320,003 shares are subject to the stockholders’ approval of Proposal Four discussed above.
(2)
Excludes 340,000 restricted stock units awarded in May 2008 for services rendered in all capacities during the Last Fiscal Year, which are subject to the stockholders’ approval of Proposal Four above.  These restricted stock units were awarded to the Named Executives, other than the CEO, as follows:  100,000 RSUs to Mr. Goldwater, 90,000 RSUs to Mr. Loffredo, and 75,000 RSUs each to Messrs. Butkovsky and Pflug.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

The following table sets forth certain information concerning outstanding equity awards of the Company’s Named Executives at the end of the Last Fiscal Year.  All outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over three years.  At the end of the Last Fiscal Year, there were no unearned equity awards under performance-based plans.

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2008
OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested (3)

A. Dale	100,000(4)		7.04	6/9/2015
Mayo	300,000(5)		10.89	12/15/2015
		750,000 (6)	3.25	3/31/2018
					59,761(18)	$188,247
Charles	25,000(4)		10.07	8/2/2015
Goldwater	10,000(4)		9.98	10/26/2015
	10,000(5)		10.25	3/8/2016
	3,300(7)	6,700(7)	9.45	10/3/2016
		15,000(8)	5.16	10/18/2017
					7,500(19)	$23,625
Gary S.	50,000(9)		7.50	8/2/2010
Loffredo	20,000(10)		5.00	2/28/2012
	20,000(11)		2.50	12/18/2012
	50,000(12)		5.00	11/4/2013
	40,000(13)		3.60	1/13/2015
	10,000(5)		10.25	3/8/2016
		10,000(8)	5.16	10/18/2017
					3,000(19)	$9,450
Jeff	5,000(14)		12.50	10/30/2010
Butkovsky	10,000(10)		5.00	2/28/2012
	10,000(15)		7.50	7/12/2012
	10,000(11)		2.50	12/18/2012
	30,000(12)		5.00	11/4/2013
	45,000(13)		3.60	1/13/2015
	10,000(5)		10.25	3/8/2016
		10,000(8)	5.16	10/18/2017
					3,000(19)	$9,450
Brian D.	186(16)		8.06	6/1/2010
Pflug	5,000(16)		7.50	6/1/2010
	10,000(17)		12.50	12/12/2010
	10,000(10)		5.00	2/28/2012
	10,000(11)		2.50	12/18/2012
	50,000(12)		5.00	11/4/2013
	40,000(13)		3.60	1/13/2015
	10,000(5)		10.25	3/8/2016
		10,000(8)	5.16	10/18/2017
					4,000(19)	$12,600

(1)	Reflects stock options granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan.
(2)
Reflects restricted stock awards granted under the Company’s Second Amended and Restated 2000 Equity Incentive Plan and excludes 340,000 restricted stock units awarded in May 2008 for services rendered during the Last Fiscal Year, which are subject to the stockholders’ approval of Proposal Four above.  These restricted stock units were awarded to the Named Executives, other than the CEO, as follows:  100,000 RSUs to Mr. Goldwater, 90,000 RSUs to Mr. Loffredo, and 75,000 RSUs each to Messrs. Butkovsky and Pflug.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

(3)	Reflects the market value of shares of stock that have not vested using the last reported closing price per share of the Class A Common Stock as reported by NASDAQ on March 31, 2008 of $3.15.
(4)	Such options vested on March 8, 2006.
(5)	Such options vested on September 14, 2006.
(6)
Of such grant, 320,003 shares are subject to the stockholders’ approval of Proposal Four above.  Such options will vest on March 31, 2011 or earlier as follows: (a) on March 31, 2009, 1/3 of the options will vest if the Class A Common Stock has traded at $7.00 or more for at least 10 consecutive trading days (a "10-day period") during the year ending on such date; 2/3 of the options will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the year ending on such date; or all of the options will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date; and (b) on March 31, 2010, 1/3 of the unvested options will vest if the Class A Common Stock has traded at $7.00 or more for a 10-day period during the two years ending on such date; 2/3 of the unvested options will vest if the Class A Common Stock has traded at $9.50 or more for a 10-day period during the two years ending on such date; or all of the unvested options will vest if the Class A Common Stock has traded at $12.00 or more for a 10-day period during the year ending on such date.

(7)	Of such total options, 1/3 vested on October 3, 2007 and 1/3 will vest on October 3 of each of 2008 and 2009.
(8)	Of such options, 1/3 will vest on October 18 of each of 2008, 2009 and 2010.
(9)	Of such options, 1/3 vested on August 2 of each of 2001, 2002 and 2003.
(10)	Of such options, 1/3 vested on February 28 of each of 2003, 2004 and 2005.
(11)	Of such options, 1/3 vested on December 18 of each of 2003, 2004 and 2005.
(12)	Of such options, 1/3 vested on November 4 of each of 2004 and 2005 and 1/3 vested on September 14, 2006.
(13)	Such options vested on December 1, 2005.
(14)	Of such options, 1/3 vested on October 30 of each of 2001, 2002 and 2003.
(15)	Of such options, 1/3 vested on July 12 of each of 2003, 2004 and 2005.
(16)	Of such options, 1/3 vested on June 1 of each of 2001, 2002 and 2003.
(17)	Of such options, 1/3 vested on December 12 of each of 2001, 2002 and 2003.
(18)	Of such restricted shares, 1/3 will vest on January 24 of each of 2009, 2010 and 2011.
(19)	Of such restricted shares, 1/3 will vest on September 20 of each of 2008, 2009 and 2010.

Directors

The following table sets forth certain information concerning compensation received by the Company’s Directors for services rendered as a director during the Last Fiscal Year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wayne L. Clevenger	--	--	$9,514 (3)	--	--	--	$9,514
Gerald C. Crotty	--	--	$9,514	--	--	--	$9,514
Robert Davidoff	--	--	$9,514	--	--	--	$9,514
Matthew W. Finlay	--	--	$9,514 (3)	--	--	--	$9,514
Robert E. Mulholland	--	--	$9,514	--	--	--	$9,514

(1)
Excludes 20,690 restricted stock units awarded to each director in May 2008 for services rendered as a director during the Last Fiscal Year, which are subject to the stockholders’ approval of Proposal Four above.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.  Such restricted stock units for Messrs. Clevenger and Finlay are held by MidMark Investments.  Messrs. Clevenger and Finlay disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2008, in accordance with SFAS No. 123(R).  Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended March 31, 2008, included in the Form 10-K.

(3)	Such option awards are held by MidMark Investments. Messrs. Clevenger and Finlay disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein.

Mr. Farrell is a director and officer of the Company but is not a Named Executive.  He did not receive any compensation for services rendered as a director during the Last Fiscal Year.

Effective April 1, 2008, for the fiscal year ending March 31, 2009, each non-employee Company Director will receive $8,000 per year for board participation, $1,000 per year for committee participation and $1,000 per board meeting they attend in person or via telephone.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of March 31, 2008, regarding the shares of AccessIT’s Class A Common Stock and AccessDM’s common stock authorized for issuance under their respective equity compensation plans.

Plan	Number of shares of common stock issuable upon exercise of outstanding options	Weighted average of exercise price of outstanding options	Number of shares of common stock remaining available for future issuance
AccessIT Second Amended and Restated 2000 Equity Incentive Plan (“the Plan”) approved by shareholders	2,076,569 (1)(6)	$6.68	-- (2)
AccessIT compensation plans not approved by shareholders	N/A	N/A	N/A
AccessDM compensation plan approved by AccessDM’s shareholders	1,055,000 (3)(5)	$0.95 (4)	945,000 (3)
AccessDM compensation plans not approved by AccessDM’s shareholders	N/A	N/A	N/A

(1)	Shares of AccessIT Class A Common Stock.
(2)	The issuance of an additional 320,003 stock options and 723,700 restricted stock units is subject to the stockholders’ approval of Proposal Four above
(3)	Shares of AccessDM common stock.
(4)	Since there is no public trading market for AccessDM’s common stock, the fair market value of AccessDM’s common stock on the date of grant was determined by an appraisal of such options.
(5)	As of March 31, 2008, there were 50,000,000 shares of AccessDM’s common stock authorized and 19,213,758 shares of AccessDM’s common stock issued and outstanding.
(6)
Excludes 723,700 restricted stock units awarded in May 2008 which are subject to the stockholders' approval of Proposal Four above.  The Company may pay such restricted stock units upon vesting in cash or shares of Class A Common Stock or a combination thereof at the Company’s discretion.

AccessIT equity incentive plan

Our Board adopted the Plan on June 1, 2000 and, in July 2000, our shareholders approved the Plan by written consent.  Under the Plan, we may grant both incentive and non-statutory stock options to our employees, non-employee directors and consultants.  The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants.  On June 9, 2005, the Board approved the expansion of the Plan from 850,000 to 1,100,000 options, which was approved by the shareholders at the Company’s 2005 Annual Meeting held on September 15, 2005.  On July 6, 2006, the Board approved the expansion of the Plan from 1,100,000 to 2,200,000 options, which was approved by the shareholders at the Company’s 2006 Annual Meeting held on September 14, 2006.  On September 18, 2007, upon the approval of shareholders at the Company’s 2007 Annual Meeting, the Plan was amended to allow stock, restricted stock, stock appreciation rights, performance awards and other equity-based awards to be granted, in addition to stock options.  On May 9, 2008, the Board approved an amendment (the “Amendment”) to the Plan allowing for the grant of restricted stock units (“RSUs”) in addition to stock options, Class A Common Stock, restricted Class A Common Stock, stock appreciation rights, performance awards and other equity-based awards.  The Amendment did not require shareholder approval.  As of March 31, 2008, there were 2,076,569 options outstanding to purchase shares of Class A Common Stock, and there were no shares of Class A Common Stock available for issuance under the Plan.  Subsequent to March 31, 2008, 723,700 RSUs were granted.  Such RSUs may be settled in cash or shares of Class A Common Stock or a combination thereof, at the Company’s discretion and subject to the stockholders’ approval of Proposal Four above.

More information about the Plan is provided in connection with Proposal Four above.

AccessDM stock option plan

AccessDM’s Board adopted its stock option plan (“the AccessDM Plan”) on May 13, 2003 and its shareholders approved the AccessDM Plan on May 13, 2003.  Under the AccessDM Plan, AccessDM grants stock options to its employees, non-employee directors and consultants.  The AccessDM Plan authorizes up to 2,000,000 shares of AccessDM common stock for issuance upon the exercise of options granted under the AccessDM Plan.  As of March 31, 2008, AccessDM has issued options to purchase 1,055,000 of its shares to employees, and there were options to purchase 945,000 shares of AccessDM common stock available for grant under the AccessDM Plan.

Under the AccessDM Plan, stock options covering no more than 500,000 shares may be granted to any participant in any single calendar year and no participant may be granted ISOs with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year.  Stock options granted under the AccessDM Plan expire ten years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of ISOs granted to shareholders who own greater than 10% of the total combined voting power of AccessDM and are subject to restrictions on transfer.  Stock options granted under the AccessDM Plan vest generally over periods up to three years.  The AccessDM Plan is administered by AccessDM’s Board.

The AccessDM Plan provides for the granting of ISOs with exercise prices of not less than 100% of the fair market value of AccessDM’s common stock on the date of grant.  ISOs granted to holders of more than 10% of the total combined voting power of AccessDM must have exercise prices of not less than 110% of the fair market value of AccessDM common stock on the date of grant.  ISOs and non-statutory stock options granted under the AccessDM Plan are subject to vesting provisions, and exercise is subject to the continuous service of the participants.  The exercise prices and vesting periods (if any) for non-statutory options are set at the discretion of AccessDM’s Board.  Upon a change of control of AccessDM, all stock options (incentive and non-statutory) that have not previously vested will vest immediately and become fully exercisable.  In connection with the grants of stock options under the AccessDM Plan, AccessDM and the participants have executed stock option agreements setting forth the terms of the grants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file.  Based on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company’s Common Stock failed to comply with Section 16(a) reporting requirements in the Company’s Last Fiscal Year, except for the following:  Messrs. Clevenger, Crotty, Davidoff, Finlay and Mulholland each failed to timely file a Form 4 regarding one transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board’s Audit Committee (“Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Form 10-K, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with the standards of the Public Company Accounting Oversight Board, the matters required to be discussed by Statements on Auditing Standards (SAS 61), as may be modified or supplemented, and their judgments as to the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including receiving the written disclosures and letter from the independent auditors as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K for the year ended March 31, 2008 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Matthew W. Finlay, Chairman
Wayne L. Clevenger
Robert Davidoff

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT AUDITORS

Eisner served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal year ended March 31, 2005 and the Board has appointed Eisner to do so again for the fiscal year ending March 31, 2009.

The Company’s Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Eisner for the fiscal years ended March 31, 2007 and 2008.  In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm.  The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.  Specifically, the Audit Committee has pre-approved the use of Eisner for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations.  In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by Eisner for these various services were:

	For the fiscal years ended March 31,
Type of Fees	2007	2008
(1) Audit Fees	$270,632	$541,200
(2) Audit-Related Fees	102,235	5,000
(3) Tax Fees	182,465	287,799
(4) All Other Fees	-	-
	$555,332	$833,999

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid Eisner for professional services for the audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2007 included in Form S-3 and Form 10-KSB and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-QSBs, for professional services for the audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2008 included in Form S-3 and Form 10-K and review of consolidated financial statements incorporated by reference into Form S-3 and Form S-8 and included in Form 10-Qs and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.  All of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with the Audit Committee Charter.

Appendix A

CERTIFICATE OF AMENDMENT

TO

FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

ACCESS INTEGRATED TECHNOLOGIES, INC.

The undersigned, being the President of Access Integrated Technologies, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.
Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to amend the Corporation’s Fourth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on November 14, 2003;

2.
Pursuant to a majority vote of the Corporation’s Shareholders in accordance with Section 242 of the DGCL, the holders of the Corporation’s outstanding capital stock voted in favor of the Amending Resolutions; and

3.	The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, Article Fourth of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“FOURTH:                                Capitalization:  The total number of shares of capital stock that the Corporation shall have authority to issue is Ninety-Five Million (95,000,000) shares as follows:  (i) Eighty Million (80,000,000) shares of common stock, of which Sixty-Five Million (65,000,000) shares shall be Class A Common Stock, par value $.001 per share (the “Class A Common Stock”), and Fifteen Million (15,000,000) shares shall be Class B Common Stock, par value $.001 per share (the “Class B Common Stock”); and (ii) Fifteen Million (15,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Except as otherwise provided by law or this Fourth Amended and Restated Certificate of Incorporation, as amended from time to time (this “Certificate of Incorporation”), the holders of the Class A Common Stock and the Class B Common Stock, shall have all the same rights and privileges as Common Stock, except that the holders of Class A Common Stock and the Class B Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation on the following basis:  (i) each share of the Class A Common Stock shall entitle the holder thereof to one vote, and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten votes.

Each share of Class B Common Stock may also be converted, at any time at the option of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (subject to adjustment to reflect stock splits, consolidations, recapitalizations and reorganizations).  Each holder of Class B Common Stock that desires to convert its shares of Class B Common Stock, into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted.  Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock be converted, and the person or entity entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

At the option of the holders of fifty-one (51%) percent of the shares of outstanding Class B Common Stock, voting as a class, each share of Class B Common Stock shall be converted (the “Class B Conversion”) into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (subject to adjustment to reflect stock splits, stock dividends, consolidations, recapitalizations, reorganizations or other like occurrences).  All holders of record of shares of Class B Common Stock, then outstanding shall be given at least ten (10) days’ prior written notice of the date fixed (the “Conversion Date”) and place designated by the Corporation for mandatory conversion of all such shares of Class B

Common Stock, pursuant to this paragraph.  Such notice shall be sent by first-class or registered mail, postage prepaid, to each record holder of Class B Common Stock, at such holder’s address last shown on the records of the Corporation or of any transfer agent for the Class B Common Stock.  Each holder of Class B Common Stock shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock by the Conversion Date.  Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, and the person or entity entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date; provided, however, that if such certificate or certificates are not surrendered by such holder by the Conversion Date, such conversion shall be deemed to have been made on the Conversion Date and such holder thereafter shall be deemed to have a right to receive only such number of shares of Class A Common Stock into which such holder’s shares of Class B Common Stock shall be converted in accordance herewith.

Upon the effectiveness (the “Effective Date”) of the Certificate of Amendment filed by the Corporation on September 18, 2003, each five (5) shares of Class A and B Common Stock issued and outstanding on the Effective Date (the “Old Common Stock”) shall be converted into one (1) share of Class A and B Common Stock, respectively (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  A holder of such five (5) shares shall be entitled to receive, upon surrender of a stock certificate or stock certificates representing such Old Common Stock (the “Old Certificates,” whether one or more) to the Corporation for cancellation, a certificate of certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.  No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation.  In lieu of such fractional shares, each holder of Class Old Common Stock who or that would otherwise have been entitled to a fraction of a share of such common stock upon surrender of such holder’s Old Certificates will be entitled to receive one sole share of such common stock.  If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  In the event that the Corporation determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that any stockholder will not be entitled to receive more than one share of New Common Stock in lieu of fractional shares.  If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and registered in such name or names as such holder may direct, subject to compliance with applicable laws and the Third Amended and Restated Stockholders’ Agreement, as amended, supplemented, restated or otherwise modified from time to time, among the Corporation and certain of its stockholders to the extent such designation shall involve a transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable.  From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

*  *  *

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Access Integrated Technologies, Inc. to be signed by A. Dale Mayo, its President, Chief Executive Officer and Chairman of the Board of Directors, this __ day of __________, 2008, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By:
Name:	A. Dale Mayo
Title:	President, Chief Executive Officer and
Chairman of the Board of Directors

Appendix B

AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED
ACCESS INTEGRATED TECHNOLOGIES, INC. 2000 EQUITY INCENTIVE PLAN

AMENDMENT NO. 2, dated as of September 4, 2008 (this “Amendment”), to the Second Amended and Restated 2000 Equity Incentive Plan (as amended, the “Plan”) of Access Integrated Technologies, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

WHEREAS, in order to provide the Corporation with the flexibility to be able to grant additional stock options to its employees, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation’s Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 2,200,000 shares to 3,700,000 shares.

NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

1.           The first sentence of Section 5.2 shall be revised and amended to read as follows:

“The total number of shares of Stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 3,700,000 shares.”

2.           This Amendment shall be effective as of the date first set forth above, which is the date that this Amendment was approved by a majority of the outstanding votes cast at the September 4, 2008 meeting of the holders of the Corporation’s Class A Common Stock and Class B Common Stock.

3.           In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

ACCESS INTEGRATED TECHNOLOGIES, INC.
By:
A. Dale Mayo
President, Chief Executive Officer and
Chairman of the Board of Directors

B-1

Appendix C

COMPENSATION COMMITTEE CHARTER

ACCESS INTEGRATED TECHNOLOGIES, INC.

I.   Purposes

The Committee has been established by the Board to assist the Board in discharging and performing the duties of the Board with respect to management compensation, succession planning and employee benefits, including the assessment and compensation of the Chief Executive Officer; the assessment and compensation of directors and other executive officers; the assessment of compensation arrangements, plans, policies and programs; the assessment of benefit and welfare plans and programs; the assessment of organizational systems and plans (including those relating to management development and succession planning); and the production of any report on executive compensation required by any applicable rules and regulations.

II.   Powers and Resources

The Committee has the right to exercise any and all power and authority of the Board with respect to matters within the scope of this Charter, subject to the ultimate power and authority of the Board.  The Board shall continue to have the ultimate duty and responsibility to manage or direct the management of the business and affairs of the Company.

The Committee has the authority to:

•
conduct any and all investigations it deems necessary or appropriate, to contact directly the human resources department and other employees and advisors and require them to provide any and all information and advice it deems necessary or appropriate, and to retain legal, human resource or other advisors it deems necessary or appropriate;

•
set aside for payment, pay and direct the payment of such legal, human resource and other advisors; the advisors retained by the Committee shall report directly to the Committee, and shall be accountable to the Committee and the Board, for their services; and

•
to the extent that it deems appropriate or desirable, appoint one or more subcommittees whose members are non-employee directors and outside directors as set forth below and delegate to such subcommittee(s) the authority to make (including determining the terms and conditions of) grants or awards under, and to otherwise administer, bonus and compensation plans and programs.

III.   Composition

The Committee shall consist of at least three Directors, as may be determined from time to time by the Board.  Each Committee member shall be appointed by the Board and shall be:  (1) a member of the Board, (2) a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (3) an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, and (4) an independent director within the meaning of the rules of the American Stock Exchange or such other primary trading market or securities exchange on which the Company’s securities are then traded.

Each member of the Committee shall serve until the next annual organizational meeting of the Board or the earlier of his or her termination as a member of the Committee by the Board, the election of his or her successor as a member of the Committee or his or her death, resignation or removal.  The Board shall appoint a new member or members in the event that there is a vacancy on the Committee that reduces the number of members below three, or if the Board determines that the number of members on the Committee should be increased.

Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote.  The Chair shall supervise the conduct of the meetings and shall have other responsibilities as this Charter or the Committee may specify from time to time.

IV.   Meetings

The Committee shall meet in regular sessions at least four times a year and in special sessions as circumstances warrant, and may hold additional meetings in person or telephonically as often as may be necessary or appropriate, at the discretion of the Chair.  When appropriate, the Committee may meet in separate executive sessions with management, employees, general counsel and internal audit to discuss any matters that the Committee or any of these groups believes warrant Committee attention.  The Chair may also request that members of management, legal counsel, or other advisors attend the meetings of the Committee, but any individual whose performance or compensation is to be discussed at a Committee meeting should not attend such meeting unless specifically invited by the Committee (and the Chief Executive Officer may not be present during voting or deliberations as to his or her compensation).

Committee members are expected to use all reasonable efforts to attend meetings and to spend the time needed to properly discharge their responsibilities.  A majority of the members of the Committee shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.  Any Committee member may be excused from a meeting to permit the remaining members of the Committee to act on any matter in which such member's participation is not appropriate, and such member's absence will not destroy the quorum for purposes of acting on such matter.

V.   Compensation

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board.  Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof provided that compensation to a firm of which a member holds an equity interest shall not be considered compensation for the purposes hereof.

VI.   Procedures

The Committee shall determine its meeting schedule, the agenda for each meeting, the information to be provided to it before or at each meeting and all other matters relating to the conduct of its meetings and other activities.  The Chair of the Committee shall establish and distribute (or request the Secretary to distribute) to each Committee member prior to each meeting an agenda for the meeting.  Each Committee member is free to raise at any meeting subjects that are not on the agenda for that meeting.  Information that is important to understanding the business to be conducted at a meeting should generally be distributed to the Committee members as soon as practicable in advance of the meeting, and Committee members should review these materials before the meeting.

The Committee shall keep minutes of its meetings and other proceedings.

It is the sense of the Board that, subject to Section VII below, the activities and procedures of the Committee should remain flexible so that it may appropriately respond to changing  circumstances.  Thus, this Charter is intended to provide a set of flexible guidelines for the effective functioning of the Committee. The Committee may modify or amend this Charter and the authority and responsibilities of the Committee set forth herein at any time.

VII.   Committee Authority and Responsibilities

Without limiting the scope of its responsibilities, duties and authority set forth above, the Committee shall have the following authority and duties:

Senior Management and Director Compensation

1.
Review and approve annually the goals and objectives relevant to compensation of the Chief Executive Officer (the “CEO”), evaluate at least annually his or her performance in light of those goals and objectives, and set his or her compensation based on such evaluation.  In determining the CEO’s compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Company’s CEO in past years, and such other factors as the Committee deems appropriate.

2.
Review and approve, as appropriate, the compensation of the other executive officers at least annually and review compensation of other members of senior management and other employees generally.  The Committee shall consider all relevant factors in determining the appropriate level of compensation for other executive officers, including without limitation the factors applicable with respect to the CEO.

3.
Monitor the search for, and review and approve the proposed compensation (as well as any amendment or other modification to any existing employment contract or similar agreement) for, any (a) officer and (b) employee whose proposed or current base salary exceeds $250,000 per year.

4.	Periodically review and approve, as appropriate, the compensation of the directors.

5.
Review and approve, as appropriate, the bonus and incentive compensation arrangements, plans, policies and programs, including annual and long-term and cash and stock-based plans, and determine for each year whether individual incentive targets have been achieved by the CEO and senior executives under such plans.

6.
Review periodically and approve, as appropriate, policies on management perquisites.  Where necessary, review management’s determination of whether particular perquisites are business-related or personal.  Advise the Audit Committee as to such policies.

7.
Review any compensation or other benefit received by any director or executive officer from any affiliated entities to confirm compliance with the Company’s code of conduct and ethics and related policies.

8.
Select, retain, evaluate and, as appropriate, terminate and replace any executive search firm or compensation consulting firm with respect to the selection and compensation of the Company’s senior officers.

9.	Review compliance with prohibition on personal loans to directors and executive officers.

Administration of Plans

10.
Administer all stock-based compensation plans and such other programs as may be designated by the Board, including the review and grant of stock option and other equity incentive grants to executive officers and other employees and directors, in each case subject to any limitations prescribed by the Board and subject to any authority delegated by the Committee to the subcommittee described below.

11.	Review creation, modification, termination and funding of compensation, retirement, benefit and welfare arrangements, plans, policies and programs for senior management and other employees generally.

12.	Review the administration of the self-directed retirement and other plans as to whether the rules relating to investments in the common stock are properly protective of employee interests.

13.	Review periodically financial and investment policies and objectives of qualified and non-qualified retirement and benefit plans.

14.	As and when required, establish performance goals and certify that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

15.	Approve all option plans (and amendments thereto) that are not subject to stockholder approval.

Employee and Other Compensation Matters

16.
Review and approve employment terms and agreements for new executive officers, any severance arrangements for executive officers, and any change of control, indemnification or other employment or compensation-related agreements to be entered into with executive officers.

17.	Review periodically employee relations policies generally.

18.	Review periodically equal opportunity employment and sexual harassment prevention policies, and monitor compliance with such policies and applicable laws.

19.	Review and make recommendations with respect to stockholder proposals related to compensation matters.

Succession Planning

20.	Coordinate with senior management the long-range planning for development and succession of senior management, including contingency planning for unanticipated sudden developments.

Regulatory Matters

21.	Prepare annually the report to stockholders to be included in the annual proxy statement as required by the rules of the SEC.

Reports to Board

22.	Report on its meetings, proceedings and other activities at each meeting of the Board.

VIII. Evaluation

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  In addition, the Committee shall review annually the Committee’s own performance to determine whether the Committee is functioning effectively, including evaluating the Committee’s contributions to the Company, with a specific emphasis on areas in which such contributions could be improved.

IX. Publication

This Charter shall be published as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

Appendix D

ACCESS INTEGRATED TECHNOLOGIES, INC.

CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

Acting pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Section 2.7 of the By-laws of Access Integrated Technologies, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) has established a Nominating Committee (the “Committee”) for the purpose of selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

Membership

The Committee will consist of a minimum of two members of the Board of Directors, all of whom shall be “independent directors” under the standards set forth in the rules and regulations of the American Stock Exchange (or such other securities exchange or market where the Company’s securities are primarily listed), as well as under any additional or supplemental independence standards applicable to nominating committees established under any applicable law, rule or regulation.  The members of the Committee will be appointed by and serve at the discretion of the Board.  Unless a Chairman of the Committee is elected by the Board, the members of the Committee may designate a Chairman.

Responsibilities

The following shall be the principal recurring duties of the Committee in carrying out its responsibilities.  These duties are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities under this Charter, the Company’s By-laws and governing law.  The responsibilities of the Committee shall include (1) annually presenting to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of stockholders and (2) assisting the Board in identifying, interviewing and recruiting candidates for the Board.

The Committee may establish (i) a policy for the consideration of any director candidates recommended by stockholders, including a statement that the Committee will consider director nominations recommended by stockholders, (ii) procedures to be followed by stockholders in submitting recommendations for director nominees  and (iii) a process for identifying and evaluating nominees.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of such engagements.

Director Qualification Guidelines

The Committee believes that it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors.  The Committee will seek candidates for election and appointment who possess the skills and characteristics listed on Annex A hereto and who are committed to staunchly representing the interests of the stockholders.  The Committee also believes that the Board should be comprised of a group of individuals who have been associated with institutions noted for excellence and who have broad experience and the ability to exercise sound business judgment.

Meetings and Reports

The Committee will hold a regular meeting at least once each year generally in conjunction with regularly scheduled meetings of the Board, and such special meetings as the Chairman of the Committee or the Chairman of the Board may direct.  The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.  The Committee will make regular reports to the Board.

ANNEX A TO NOMINATING COMMITTEE CHARTER

SKILLS AND CHARACTERISTICS FOR DIRECTORS

Board Composition

The Board as a whole should possess the following core competencies:
1.	Accounting, Finance and Disclosure: ability to protect and inform stockholders and debtholders through liquidity and capital resource management and internal financial and disclosure controls;

2.	Business Judgment: ability to assess business risk and stockholder valuation creation strategies;

3.	Management: ability to apply general management best practices in a complex, rapidly evolving business environment;

4.	Crisis Response: ability and time to perform during periods of both short-term and prolonged crisis;

5.	Industry Knowledge: ability to assess opportunities and threats unique to the Company’s industry;

6.	Leadership: ability to attract, motivate and energize a high-performance leadership team; and

7.
Strategy/Vision:  ability to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, evaluating strategic decisions and continuously challenging the Company to sharpen its vision.

Specific Qualifications

Directors should have the following skills and characteristics:

1.	Have high personal standards of:

a.	Integrity;

b.	Honesty; and

c.	Desire to make full disclosure of all present and future conflicts of interest.

2.	Have the ability to make informed business judgments;

3.	Have literacy in financial and business matters;

4.	Have the ability to be an effective team member;

5.	Have a commitment to active involvement and an ability to give priority to the Company;

6.	Have no material affiliations with direct competitors;

7.	Have achieved high levels of accountability and success in his or her given fields;

8.	Have no geographic travel restrictions;

9.	Have an ability and willingness to learn the Company’s business;

10.
Preferably have experience in the Company’s business or in professional fields (i.e. finance, accounting, law or banking) or in other industries or as a manager of international businesses so as to have the ability to bring new insight, experience or contacts and resources to the Company;

11.	Preferably have no direct affiliations with major suppliers or vendors; and

12.	Preferably have previous public company board experience together with good references.

ACCESS INTEGRATED TECHNOLOGIES, INC.
PROXY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. Dale Mayo and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. (the “Company”) to be held on September 4, 2008 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting.  IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW.  In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
ACCESS INTEGRATED TECHNOLOGIES, INC.
September 4, 2008

Please date, sign and mail your Proxy Card in the envelope provided as soon as possible.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	Election of eight (8) directors

FOR ALL NOMINEES	[ ]	○	A. Dale Mayo
		○	Kevin J. Farrell
WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ]	○	Gary S. Loffredo
		○	Wayne L. Clevenger
		○	Gerald C. Crotty
FOR ALL EXCEPT (see instructions below)	[ ]	○	Robert Davidoff
		○	Matthew W. Finlay
		○	Robert E. Mulholland

INSTRUCTION: to withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: •

2.
Proposal to amend the Company’s Fourth Amended and Restated Certificate of Incorporation to designate as Class A all authorized common stock that is not currently designated as either Class A or Class B.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3.	Proposal to increase the number of shares of Class A common stock authorized to be issued in payment of interest under the Company’s 2007 Senior Notes.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4.
Proposal to amend the Company’s Second Amended and Restated 2000 Equity Incentive Plan to increase the total number of shares of Class A Common Stock available for issuance thereunder from 2,200,000 to 3,700,000.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.	Proposal to ratify the appointment of Eisner LLP as our independent auditors for the fiscal year ending March 31, 2009.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
Signature of Stockholder:__________________________________________	Date:	________________________
Signature of Stockholder:__________________________________________	Date:	________________________

NOTE: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator,

attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.